                                                                    Exhibit 11.1


                Statement Re: Computation of Per Share Earnings






                                                         Nine Months Ended 9/30/97
                                                         --------------------------
Options Granted 4/1/97   ..............................             375,000
Exercise Price  .......................................                6.00
                                                                    -------
Assumed Proceeds   ....................................           2,250,000
                                                                  =========
Assumed Proceeds   ....................................           2,250,000
Fair market value (assume IPO Px) .....................                  10
                                                                  ---------
Shares to repurchase  .................................             225,000
Shares needed to issue   ..............................             375,000
                                                                  ---------
Additional Shares  ....................................             150,000
Days outstanding   ....................................                 182
Days in period  .......................................                 272
Weighted average shares ...............................             100,368
Shares outstanding  at September 30, 1997 .............           2,500,000
Total share and share equivalents during period  ......           2,700,368
                                                                  =========
Shares needed to give effect to S Corporation
    distribution ......................................             100,000
                                                                  ---------
Pro forma net income  .................................           1,601,436
Pro forma net income per share ........................          $     0.59
                                                                 ==========